UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2019 (March 22, 2019)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

 (Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

ABL Facility and Term Loan Facility Amendments

On March 22, 2019, Tronox Limited (the “Company”) and certain of its subsidiaries, together with the other parties party thereto, entered into (x) a consent and amendment (the “ABL Amendment”) to the revolving syndicated facility agreement (such credit facility, the “ABL Facility”), with a syndicate of lenders and Wells Fargo Bank, National Association, as administrative agent and (y) an amendment (the “Term Loan Amendment” and, together with the ABL Amendment, the “Amendments” and individually, each an “Amendment”) to the first lien term loan credit agreement (such credit facility, the “Term Loan Facility” and together with the ABL Facility, the “Facilities” and individually, each a “Facility”), with a syndicate of lenders and Bank of America, N.A., as administrative agent and collateral agent.

The purpose of each Amendment was to, among other things, (x) permit the refinancing of certain existing indebtedness incurred by Tronox KZN Sands Proprietary Limited and Tronox Mineral Sands Proprietary Limited, the Company’s South African subsidiaries, and the proposed uses of proceeds thereof, and (y) implement required provisions in each Facility necessary in connection with establishment of the Company’s anticipated new United Kingdom holding company.

The ABL Amendment also modified certain components of the borrowing base in order to increase the potential availability of credit under the ABL Facility.  The Company also voluntarily reduced the aggregate commitments under the ABL Facility from $550,000,000 to $350,000,000.

The foregoing descriptions do not purport to be complete and is qualified in its entirety by reference to the full text of each Amendment, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may relate to, but are not limited to, the successful completion of the Re-Domicile Transaction. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the Company’s filings with the SEC, including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1
Consent and Amendment No. 2 to the Revolving Syndicated Facility Agreement, dated as of March 22, 2019, among the Company and certain of the Company’s subsidiaries, with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.2
Amendment No. 2 to the First Lien Term Loan Credit Agreement, dated as of March 22, 2019, among Tronox Finance LLC, Tronox Blocked Borrower LLC and certain of the Company’s other subsidiaries, with the lenders party thereto and Bank of America, N.A. as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

Date: March 26, 2019	By:	/s/ Jeffrey Neuman
Name: Jeffrey Neuman
Title: Senior Vice President, General Counsel and Secretary